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                                                                   Exhibit 11.1


                      SERVICE CORPORATION INTERNATIONAL
                      COMPUTATION OF EARNINGS PER SHARE

                                                               Nine Months Ended                Three Months Ended
                                                                 September 30,                     September 30,
                                                               1995           1994             1995             1994
----------------------------------------------------------------------------------------------------------------------
                                                                      (Thousands, except per share amounts)

 PRIMARY:
 Net income  . . . . . . . . . . . . . . . . . . . .       $ 127,156     $   96,243          $   39,136     $  28,603

 Average number of common shares
          outstanding  . . . . . . . . . . . . . . .          96,308         85,797              97,042        86,126

 Common stock equivalents applicable to options
          outstanding resulting from application
          of the "treasury stock method" using
          average stock price  . . . . . . . . . . .           1,027            418               1,505           452
                                                           ---------     ----------          ----------     ---------
 Average common and common equivalent shares
          used in earnings per share . . . . . . . .          97,335         86,215              98,547        86,578
                                                           =========     ==========          ==========     =========
 Primary Earnings Per Common Share:
          Net income . . . . . . . . . . . . . . . .       $    1.31     $     1.12          $      .40     $     .33
                                                           =========     ==========          ==========     =========
 FULLY DILUTED:
 Net income  . . . . . . . . . . . . . . . . . . . .       $ 127,156     $   96,243          $   39,136     $  28,603

 Add after tax interest expense applicable to
          convertible debentures . . . . . . . . . .           9,702          6,112               2,252         2,076
                                                           ---------     ----------          ----------     ---------
                                                           $ 136,858     $  102,355          $   41,388     $  30,679
                                                           =========     ==========          ==========     =========
 Average number of common shares
          outstanding  . . . . . . . . . . . . . . .          96,308         85,797              97,042        86,126
 Common stock equivalents applicable to options
          outstanding resulting from application
          of the "treasury stock method" using end
          of period stock price (if greater
          than average stock price for period) . . .           1,254            426               1,925           452
 Assuming conversion of convertible debentures . . .          15,068         10,163              13,703        10,249
                                                           ---------     ----------          ----------    ----------
 Average shares used in fully diluted earnings
          per share  . . . . . . . . . . . . . . . .         112,630         96,386             112,670        96,827
                                                           ---------     ----------          ----------    ----------
 Fully Diluted Earnings Per Common Share:
          Net income . . . . . . . . . . . . . . . .       $    1.22     $     1.06          $      .37    $      .32
                                                           =========     ==========          ==========    ==========
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